                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement of Suiza Foods Corporation on Form
S-3 (Registration No. 333-45749) of our report dated March 27, 1998 on the consolidated financial statements of Suiza Foods Corporation, as of December 31, 1997 and 1996 and for each of the three years in the period ended
December 31, 1997, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation, and to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 13, 1998